UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 14, 2005
PEOPLES FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

O-30050	64-0709834
(Commission File Number)	(IRS Employer Identification No.)

152 Lameuse Street Biloxi, MS	39530
(Address of Principal Executive Offices)	(Zip Code)
(228) 435-5511
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously Satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The Company provides the following supplemental information relating to the specific lawsuit which has been previously disclosed in Note L of its 2004 Annual Report, Note K of its 2003 Annual Report, and Form 8-K filed October 17, 2003.
The Company’s bank subsidiary (the “Bank”) filed suit against USF&G in 1998 to recover damages for USF&G’s bad faith failure to defend and indemnify the Bank in connection with a lawsuit filed against the Bank in 1996. The Bank obtained legal representation from a local plaintiff’s attorney and customer (“Attorney”) on a contingent basis.
In December 2000, the case was transferred from the judge to whom it was originally assigned to a second judge (the “Judge”). The Judge had previously handled some discovery matters in the case.
The Bank had made a routine loan to the Judge in November 1998, which was guaranteed by the Attorney. The loan was repaid in February 2000 by someone other than the Judge, apparently at the request of the Attorney. Neither the Attorney nor the Judge disclosed the loan or the repayment to USF&G or its counsel.
During the course of the case, the Bank and USF&G filed competing motions for summary judgment. The Judge granted summary judgment in the Bank’s favor on the issue of liability and subsequently presided over a settlement conference in which he expressed his opinion about the value of the case in monetary terms. The case was settled on December 24, 2001, for $1.5 million.
In 2003, the Attorney, the Judge and other parties were indicted for alleged fraud, bribery, etc. involving various events, including allegations concerning the Bank v. USF&G lawsuit. Neither the Bank nor any Bank employee was indicted. Following these indictments, USF&G filed a civil action again the Attorney, the Judge and the Bank alleging fraud in connection with the outcome of the Bank v. USF&G lawsuit. The complaint demands $2.5 million in compensatory damages and $10 million in punitive damages, prejudgment interest and attorneys’ fees, etc. The USF&G v. Bank suit was stayed until 30 days following the completion of the criminal case. There has been no discovery.
The criminal case against the Attorney, the Judge and other parties was concluded on August 12, 2005. No guilty verdicts were returned. The defendants received not guilty verdicts on several counts and there was no verdict (mistrial) on a number of other counts, including the Bank v. USF&G matter. On September 16, 2005, the U. S. Attorney’s office announced that it will retry the Attorney, the Judge and other parties on fraud and bribery charges related to the Bank v. USF&G matter. A tentative date of March 6, 2006 has been set for the new trial. The USF&G v. Bank suit will remain subject to the stay order until the criminal matters are concluded.
The Company understands that this litigation, as with any litigation, is inherently uncertain and it is reasonably possible that the Company may incur a loss in this matter. The Company has no reason to conclude, however, that the loss is probable and cannot reasonably estimate the amount of any possible loss. No liability for the USF&G lawsuit has been accrued. This conclusion is based on relevant legal advice, the fact that this lawsuit is in its very earliest stages with no discovery having been undertaken and the Company’s resolve to vigorously contest the case.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 14, 2005

PEOPLES FINANCIAL CORPORATION
By:	/s/ Chevis C. Swetman
Chevis C. Swetman
Chairman, President and CEO